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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported)        June 7, 2001
                                                     -----------------------


                             MATLACK SYSTEMS, INC.
                  (DEBTOR-IN-POSSESSION AS OF MARCH 29, 2001)
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            (Exact name of registrant as specified in its charter)

         DELAWARE                        1-10105                  51-0310173
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(State or other jurisdiction of    Commission File Number    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

One Rollins Plaza, Wilmington, Delaware                             19803
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(Address of principal executive offices)                         (Zip Code)

                                (302) 426-2700
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             (Registrant's telephone number, including area code)
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FORM 8-K                                                             Page 2 of 2

Item 5.   Other Events.
-----------------------

The Company announced that it has executed letters of intent with Superior Bulk Logistics, Inc. and Quality Distribution, Inc. Content of a press release issued June 7, 2001 is as follows:

     Matlack Systems, Inc. ("Matlack") (OTCBB - Symbol MLKI) announced today that it has executed a Letter of Intent with Superior Bulk Logistics, Inc. ("Superior) whereby Superior would purchase the assets or assume the real property leases on 22 terminals and purchase or assume leases on certain tractors and trailers.

     In addition, Matlack also has executed a Letter of Intent with Quality Distribution, Inc. ("Quality") whereby Quality would purchase seven of Matlack's terminals, assume the existing real property lease on one other terminal and purchase certain other assets.

     Upon completion of these transactions, Superior and Quality intend to continue providing the same quality and service that Matlack's customers have enjoyed in the past.

     These transactions are subject to the negotiation and execution of definitive asset purchase agreements, completion of due diligence reviews and the approval of the Bankruptcy Court.


                                   Signatures
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    June 8, 2001                    Matlack Systems, Inc.
      -----------------------



                                         By:  /s/  Patrick J. Bagley
                                              ----------------------------
                                               Patrick J. Bagley
                                               Vice President- Finance
                                               and Treasurer